Exhibit 99.1

Ulta Beauty Appoints Martin Brok and Stephenie Landry to Its Board of Directors

BOLINGBROOK, IL — August 21, 2025 — Ulta Beauty, Inc. (NASDAQ: ULTA) today announced the appointments of Martin Brok and Stephenie Landry to its Board of Directors and as members of its Audit and Compensation Committees, effective September 1, 2025.

“We’re thrilled to welcome Martin and Stephenie to our Board of Directors,” said Kecia Steelman, President & Chief Executive Officer. “Martin is an accomplished, strategic leader with deep international experience in the areas of retailing, merchandising, and brand strategy, while Stephenie has strong operational and digital innovation expertise and sustainability leadership. Their transformative track records and strategic vision will be invaluable as we navigate our next chapter of growth.”

Mr. Brok joins the Ulta Beauty Board with over 35 years of global leadership in consumer brands and retail innovation. As Founder & CEO of mb Capital Advisors and Operating Partner at Advent International, he advises and invests in disruptive brand ventures worldwide. He previously served as Global President & CEO of Sephora, as President of Starbucks – Europe, Middle East & Africa, and as Global COO of DTC at Nike, and held senior roles at Burger King, and The Coca-Cola Company involving international operations across Europe, Middle East, Asia-Pacific, and the Americas. He currently serves on the boards of Revlon (Compensation Committee), Oatly (NASDAQ: OTLY; Chair, Compensation), END. Clothing (Chairman of the Board; member, Audit Committee), Poke House (Chairman of the Board), and Qorium (Chair, Audit Committee), and previously served on the boards of Tous S.L. (Chair, Audit Committee; member, Compensation Committee), Grupo Axo S.A.P.I. de C.V. (Chair, Compensation Committee), Purpose Brands and London First and on the Strategic Advisory Board of Primark Ltd. (LSE: ABF). He holds a B.B.A. in Marketing with a minor in International Business from Georgia State University and completed Harvard Business School’s Program for Management Development.

Ms. Landry joins the Ulta Beauty Board with more than 20 years of leadership in consumer technology, retail operations, and strategic transformation. She previously served as Chief Operating Officer at Honor Technology, an eldercare services company, where she oversaw operational scale-up and process optimization. Prior to that, she held leadership roles at Amazon, including as Vice President of Worldwide Grocery, Vice President of Amazon Fresh & Whole Foods Online, and Vice President of Prime Now, where she led a unified digital grocery strategy across all platforms, and later drove the company’s net-zero carbon plan as Vice President of Sustainability. She holds a BA from Wellesley College and an MBA from the University of Michigan.

With these appointments, Ulta Beauty’s Board now consists of 12 directors, including 67% women, 33% racially diverse, and 50% appointed within the last five years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Ulta Beauty’s current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “continues,” “may,” “will,” “should,” “could,” “strategies,” “plans” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding Ulta Beauty’s expectations regarding its future performance and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, including ongoing inflation and continued increases in interest rates, many of which are beyond Ulta Beauty’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ulta Beauty’s filings with the Securities & Exchange Commission (the “SEC”), including Ulta Beauty’s most recently filed Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Ulta Beauty undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest specialty beauty retailer in the U.S. and a leading destination for cosmetics, fragrance, skincare, haircare, wellness and salon services. Since opening its first store in 1990, Ulta Beauty has grown to approximately 1,500 stores across the U.S. and redefined beauty retail by bringing together All Things Beauty. All in One Place®. With an expansive product assortment, professional salon services and its beloved Ulta Beauty Rewards loyalty program, the company delivers seamless, personalized experiences across stores, Ulta.com and the Ulta Beauty App – where the possibilities are truly beautiful. Ulta Beauty is also expanding its presence internationally through a joint venture in Mexico, a franchise in the Middle East, and its subsidiary, Space NK, a luxury beauty retailer operating in the U.K. and Ireland. For more information, visit www.ulta.com.

Ulta Beauty Contacts:

Kiley Rawlins, CFA

Senior Vice President, Investor Relations

krawlins@ulta.com

Crystal Carroll

Senior Director, Public Relations

Ccarroll@ulta.com

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